CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement for the Securities Management and Timing Funds of all references to our firm included in or made a part of this Amendment




  McCurdy & Associates CPA's, Inc.
  May 19, 1998

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